Exhibit 10.4

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

GREER STATE BANK

AMENDED AND RESTATED SALARY CONTINUATION AGREEMENT

WITH J. RICHARD MEDLOCK, JR.

NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR CONSTRUED TO BE AN

EMPLOYMENT AGREEMENT EITHER EXPRESS OR IMPLIED.

THIS AMENDED AND RESTATED SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 31st day of July, 2007, by and between GREER STATE BANK, a state-chartered commercial bank located in Greer, South Carolina (the “Company”), and J. RICHARD MEDLOCK, JR. (the “Executive”) and is effective as of the 1st day of January, 2005.

This Agreement amends and restates the prior Salary Continuation Agreement between the Company and the Executive effective November 1, 1997 (the “Prior Agreement”).

The parties intend this Amended and Restated Agreement to be a material modification of the Prior Agreement such that all amounts earned and vested prior to December 31, 2004 shall be subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder.

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. The Company will pay the benefits from its general assets.

The Company and the Executive agree as provided herein.

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Accrual Balance” means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen by the Company at its sole discretion the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

1.3	“Beneficiary Designation Form” means the form provided time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	“Board” or “Board of Directors” means the Board of Directors of the Company.

1.5	“Change in Control” means a change in the ownership or effective control of the Corporation or the Company, or in the ownership of a substantial portion of the assets of the Corporation or the Company, as such change is defined in Section 409A of the Code and regulations thereunder.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7	“Corporation” means Greer Bancshares Incorporated.

1.8	“Disability” means sickness, accident, or injury which, in the judgment of a physician appointed and paid by the Company, prevents the Executive from performing all of the Executive’s customary duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company’s Board of Directors deems appropriate.

1.9	“Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six and one-quarter percent (6.25%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.10	“Early Termination” means the Executive’s Termination of Employment before Normal Retirement Age for reasons other than Termination for Cause, or following a Change in Control.

1.11	“Early Termination Date” means the month, day and year in which Early Termination occurs.

1.12	“Effective Date” means November 1, 2005.

1.13	“Normal Retirement Age” means the Executive’s sixty-fifth (65th) birthday.

1.14	“Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

1.15	“Plan Administrator” means the Company.

1.16	“Plan Year” means a twelve-month period commencing on November 1 and ending on October 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

1.17	“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

1.18	“Termination for Cause” has that meaning set forth in Article 5.

1.19	“Termination of Employment” means the termination of the Executive’s employment with the Company for reasons other than death. Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A termination of employment will not be considered a Termination of Employment if:

(a)	the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)	the Executive continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

Article 2

Benefits During Lifetime

2.1	Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Twenty Thousand Dollars ($20,000).

2.1.2	Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal consecutive monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date. The annual benefit shall be paid to the Executive for fifteen (15) years.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

2.2	Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

2.2.1	Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Benefit set forth on Schedule A for the Plan Year during which the Early Termination Date occurs. This benefit is determined by vesting the Executive in eighty percent (80%) of the Accrual Balance as of the Effective Date of this Agreement and an additional ten percent (10%) each Plan Year thereafter.

2.2.2	Payment of Benefit. The Company shall pay the benefit to the Executive over fifteen (15) years in one hundred eighty (180) equal consecutive monthly installments commencing with the first day of the month following Normal Retirement Age.

2.3	Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1	Amount of Benefit. The benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.3.2	Payment of Benefit. The Company shall pay the benefit to the Executive over fifteen (15) years in one hundred eighty (180) equal consecutive monthly installments commencing with the first day of the month following the Executive’s Termination of Employment.

2.4	Change in Control Benefit. Upon Termination of Employment prior to Normal Retirement Age but after a Change in Control (other than by reason of Disability), the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

2.4.1	Amount of Benefit. The benefit under this Section 2.4 is the Change in Control Benefit set forth on Schedule A for the Plan Year during which the Change in Control occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Normal Retirement Benefit described in Section 2.1.

2.4.2	Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal consecutive monthly installments commencing on the first day of the month following the Executive’s Termination of Employment. The annual benefit shall be paid to the Executive for fifteen (15) years.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

2.5	Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Employment may not commence earlier than six (6) months after the date of such Termination of Employment. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions shall be paid in the manner specified.

2.6	Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any portion of the Accrual Balance into the Executive’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Executive’s vested Accrual Balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.7	Change in Form or Timing of Distributions. For distribution of benefits under this Article 2, the Executive and the Company may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions. Any such amendment:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Section 2.2, be made at least twelve (12) months prior to the first scheduled distribution;

(c)	must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.

Article 3

Death Benefits

3.1	Death During Active Service. If the Executive dies while employed by the Company, the Company shall pay to the Executive’s Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of all other benefits under this Agreement.

3.1.1	Amount of Benefit. The benefit under this Section 3.1 is the Pre-Retirement Death Benefit set forth on Schedule A for the Plan Year during which death occurs.

3.1.1.1	For the first two (2) Plan Years, this benefit is one hundred percent (100%) of the Accrual Balance.

3.1.1.2	For every Plan Year thereafter, this benefit is based upon one hundred percent (100%) of the Normal Retirement Benefit described in Section 2.1.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

3.1.2	Payment of Benefit. The Company shall pay the benefit to the Beneficiary over fifteen (15) years in one hundred eighty (180) equal consecutive monthly installments commencing within thirty (30) days following the date of the Executive’s death.

3.2	Death During Payment of a Lifetime Benefit. If the Executive dies after any benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive’s Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3	Death After Termination of Employment But Prior to Commencement of Benefit Payments. If the Executive dies after Termination of Employment, but prior to commencement of benefit payments, the Company shall pay the same benefit payments to the Executive’s Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence within thirty (30) days following the date of the Executive’s death.

Article 4

Beneficiaries

4.1	Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2	Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

4.4	No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive’s estate or its assignee.

4.5	Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Article 5

General Limitations

5.1	Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement, and the Executive shall irrevocably forfeit all benefits under this Agreement, if the Company terminates the Executive’s employment for:

(a)	Gross negligence or gross neglect of duties prior to a Change in Control;

(b)	Conviction of a felony; or

(c)	Fraud, disloyalty, or willful violation of any law or material Company policy in connection with the Executive’s employment.

5.2

Forfeiture Provision. While Executive is employed by the Company and during the period of time the Executive is receiving any benefit payments pursuant to this Agreement, the Executive will not, for himself or on behalf of, or in conjunction with any other person or persons, company, partnership, limited liability company, proprietorship, trust company, bank, financial services institution, or other entity, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, employment, management, operation, consulting or control of any financial services institution that competes with the Company within Greenville County, South Carolina, Spartanburg County, South Carolina, or any other market served by the Company at the time payment of benefits commence. In the event of any actual breach by the Executive of the provisions of this Section 5.2, all payments under this Agreement payable to the Executive shall irrevocably forfeit and terminate and no further amount shall be due or payable to the Executive pursuant to this Agreement. The Executive specifically acknowledges that the restrictions set forth above are reasonable and bear a valid connection with the business operations of the Company, and specifically admits that Executive is capable of obtaining suitable employment not in competition with the Company. If any one of the restrictions contained herein shall for

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

any reason be held to be excessively broad as to duration or geographical area, it shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the extent compatible with applicable state law as it shall then appear. Executive acknowledges that the Company would not have entered into this Agreement without the provision Section 5.2 contained herein. This Section 5.2 shall not prohibit the Executive from owning stock in any publicly traded company provided the Executive’s stock ownership is five percent (5%) or less of the issued and outstanding stock of such publicly traded company and the Executive has no corporate responsibility other than the Executive’s rights as a stockholder.

5.3	Excess Parachute Payment. Notwithstanding anything in this Agreement to the contrary, in the event that the benefit payable to Executive pursuant to this Agreement should cause a “parachute payment”, as defined in Code Section 280G(b)(2) of the Code, then such benefit shall be reduced One Dollar ($1.00) at a time until the payment will not constitute a parachute payment. In the event the benefit Executive receives under this Agreement should be incorrectly calculated so that such amount constitutes a parachute payment, then Executive will promptly refund to Company the excess amount. Excess amount shall mean the amount in excess of Executive’s base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

5.4	Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive’s life.

5.5	Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

Article 6

Claims and Review Procedures

6.1	For all claims other than Disability benefits:

6.1.1	Claims Procedure. Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1.1	Initiation – Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

6.1.1.2	Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.1.3	Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement on which the denial is based,

(c)	A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.1.2	Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.1.2.1	Initiation – Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

6.1.2.2	Additional Submissions – Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

6.1.2.3	Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

6.1.2.4	Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.2.5	Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement on which the denial is based,

(c)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits, and

(d)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

6.2	For Disability claims:

6.2.1	Claims Procedures. Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.2.1.1	Initiation – Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

6.2.1.2	Timing of Company Response. The Company shall notify the Claimant in writing or electronically of any adverse determination as set out in this Section.

6.2.1.3	Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement on which the denial is based,

(c)	A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures,

(e)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

(f)	Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company, and

(g)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

6.2.1.4	Timing of Notice of Denial/Extensions. The Company shall notify the Claimant of denial of benefits in writing or electronically not later than 45 days after receipt of the claim by the Company. The Company may elect to extend notification by two 30-day periods subject to the following requirements:

(a)	For the first 30-day extension, the Company shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Company’s control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Company expects to render a decision.

(b)	If the Company determines that a second 30-day extension is necessary based on factors beyond the Company’s control, the Company shall follow the same procedure in (a) above, with the exception that the notification must be provided to the Claimant before the end of the first 30-day extension period.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

(c)	For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.

6.2.2	Review Procedures – Denial of Benefits. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.2.1	Initiation of Appeal. Within 180 days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Company.

6.2.2.2	Submissions on Appeal – Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Company shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

6.2.2.3	Additional Company Responsibilities on Appeal. On appeal, the Company shall:

(a)	Take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(b)	Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Company who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

(c)	In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

(d)	Identify medical or vocational experts whose advice was obtained on behalf of the Company in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

(e)	Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

6.2.2.4	Timing of Notification of Benefit Denial – Appeal Denial. The Company shall notify the Claimant not later than 45 days after receipt of the Claimant’s request for review by the Company, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Company shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the determination on review.

6.2.2.5	Content of Notification of Benefit Denial. The Company shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

(a)	The specific reason or reasons for the adverse determination;

(b)	Reference to the specific plan provisions on which the benefit determination is based;

(c)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

(d)	A statement of the Claimant’s right to bring an action under ERISA Section 502(a);

(e)	Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company;

(f)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(g)	The following statement: “You and your Company may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency.”

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

Article 7

Amendments and Termination

7.1	Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Executive. However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A of the Code and any and all regulations and guidance promulgated thereunder.

7.2	Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Company and the Executive. The benefit shall be the Accrual Balance as of the date the Agreement is terminated. Except as provided in Section 7.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

7.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 7.2, if the Company terminates this Agreement in the following circumstances:

(a)	Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)	Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)	Upon the Company’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions other than payments that would have been payable under the terms of this Agreement are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

the Company may distribute the Accrual Balance, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

Article 8

Administration of Agreement

8.1	Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4	Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator and the Board against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members or the Board.

8.5	Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6	Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, successors, personal representatives, and transferees.

9.2	No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4	Tax Withholding and Reporting. The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. The Executive acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Company shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

9.5	Governing Law. The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

9.6	Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim; provided, however, that the Company is under no obligation to purchase any life insurance on the Executive by executing this Agreement.

9.7	Reorganization. The Company or Corporation shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9	Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

GREER STATE BANK

Amended and Restated Salary Continuation Agreement

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12	Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13	Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Greer State Bank
1111 West Poinsett Street
Greer, SC 29652

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

9.14	Named Fiduciary. The Company shall be the named fiduciary and Plan Administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

9.15	Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:	COMPANY:

GREER STATE BANK

/s/ J. Richard Medlock, Jr.	By	/s/ Kenneth M. Harper
J. RICHARD MEDLOCK, JR.	Title	President

Plan Year Reporting

Salary Continuation Plan

Schedule A

J. Richard Medlock, Jr.

Birth Date: 11/3/1956 Plan Anniversary Date: 11/1/2006 Normal Retirement:11/3/2021, Age 65 Normal Retirement Payment: Monthly for 15 Years				Early Retirement Annual Amout Benefit [2] Amount Payable at Normal Retirement Age		Disability Annual Benefit [2] Amount Payable at Separation from Service		Change in Control Lump Sum Benefit Amount Payable at Separation from Service		Pre-retire. Death Benefit Annual [2] Benefit
Values as of	Discount Rate	Benefit Level	Accrual Balance	Vesting	Based On Accrual	Vesting	Based On Accrual	Vesting	Based On Benefit	Based On Benefit
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)’
Oct 2006	6.25%	20,000	58,369	80%	12,239	100%	5,975	100%	76,306	5,975
Oct 2007	6.25%	20,000	64,017	90%	14,188	100%	6,553	100%	81,214	6,553

Oct 2008 [1]	6.25%	20,000	70,027	100%	16,203	100%	7,168	100%	86,438	20,000
Oct 2009	6.25%	20,000	76,424	100%	16,614	100%	7,823	100%	91,998	20.000
Oct 2010	6.25%	20,000	83,233	100%	17,001	100%	8,520	100%	97,915	20,000
Oct 2011	6.25%	20,000	90,480	90,480	17,364	100%	9,261	100%	104,214	20,000
Oct 2012	6.25%	20,000	98,193	100%	17,706	100%	10,051	100%	110,917	20,000

Oct 2013	6.25%	20,000	106,402	100%	18,026	100%	10,891	100%	118,051	20,000
Oct 2014	6.25%	20,000	115,139	100%	18,328	100%	11,785	100%	125,644	20,000
Oct 2015	6.25%	20,000	124,438	100%	18,611	100%	12,737	100%	133, 726	20,000
Oct 2016	6.25%	20,000	134,335	100%	18,877	100%	13,750	100%	142,328	20,000
Oct 2017	6.25%	20,000	144,868	100%	19,127	100%	14,828	100%	151,482	20,000

Oct 2018	6.25%	20,000	156,080	100%	19,362	100%	15,976	100%	161,226	20,000
Oct 2019	6.25%	20,000	168,012	100%	19,582	100%	17,197	100%	171,596	20,000
Oct 2020	6.25%	20,000	180,712	100%	19,790	100%	18,497	100%	182,634	20,000
Oct 2021	6.25%	20,000	194,228	100%	19,984	100%	19,881	100%	194,381	20,000
Nov 2021	6.25%	20,000	195,393	100%	20,000	100%	20,000	100%	195,393	20,000

November 3, 2021 Retirement; December 1, 2021 First Payment Date

[1]	The first line reflects 12 months of data, November 2007 to October 2008.
[2]	The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.
*

IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.